UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 28, 2020

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 28, 2020, Texas Roadhouse, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 29, 2020.  Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the press release.

ITEM 8.01.	OTHER EVENTS

Supplemental Risk Factor

The Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, with the following risk factor. Careful consideration should be given to the risks described below. If any of the risks and uncertainties described below actually occurs, our business, financial condition and results of operations, and the trading price of our common stock could be materially and adversely affected.

The novel coronavirus ("COVID-19") pandemic has disrupted and is expected to continue to disrupt our business, which has and could continue to materially affect our business, financial condition, and results of operations, for an extended period of time.

On March 13, 2020, the COVID-19 pandemic (the "pandemic") was declared a National Public Health Emergency. Shortly after the national emergency declaration, state and local officials began placing restrictions on restaurants, some of which allowed To-Go or curbside service only, while others limited capacity in the dining room. By March 31, 2020, the last day of our Q1 2020 fiscal quarter, all of our domestic company and franchise restaurants were under state or local order which only allowed for To-Go or curbside service. Beginning in early May 2020, state and local guidelines began to allow dining rooms to re-open, typically at a limited capacity. By September 29, 2020, the last day of our Q3 2020 fiscal quarter, nearly all of our company-owned restaurants had re-opened their dining rooms under various limited capacity restrictions.

We continue to monitor state and local plans as they move along their phased approach to allow restaurants to re-open at full capacity. We have developed a hybrid operating model that accommodates our limited capacity dining rooms together with enhanced To-Go, which includes a curbside and/or drive-up operating model, as permitted by local guidelines. This includes design changes to our building to better accommodate the increased To-Go sales and the expansion of outdoor seating areas where allowed. We also have installed booth partitions in all of our restaurants as an added safety measure for our guests. In addition, we have increased our already strict sanitation requirements, are conducting daily health and temperature checks for all employees before they begin their shift and are requiring personal protective equipment to be worn by all restaurant employees at all times. As we work through the various limited capacity phases at each of our locations, the safety of our employees and guests remains our top priority.

As a result of the temporary dining room closures and the subsequent limited capacity restrictions for in-person dining, we have experienced a significant decrease in traffic which has impacted our operating results. While nearly all of our dining rooms have re-opened, a significant portion continue to operate under capacity restrictions that severely limit the number of guests we can serve. In addition, while we have seen significant sales growth in our To-Go program, even with dining rooms re-opened, we currently do not expect these sales will generate a similar profit margin and cash flows to our normal operating model. We expect our operating results to continue to be impacted until at least such time that state and local restrictions are lifted, and our dining rooms can re-open at full capacity. We cannot predict how long the pandemic will last, how long it will take until all state and local restrictions will be lifted, or if dining rooms will be required to close again in whole or in part in areas severely impacted by the pandemic. In addition, we cannot predict the overall impact on the economy or consumer spending habits.

The pandemic has also adversely affected our ability to open new restaurants. At the onset of the pandemic, we delayed construction on all restaurants that were not substantially complete. As of September 29, 2020, 18 restaurants had either resumed construction or were approved to resume construction. These changes may have a material adverse effect on our ability to grow our business, particularly if we delay construction on these sites again in future periods.

In March 2020, we borrowed $190.0 million under our Amended Credit Agreement in order to enhance our financial flexibility. The Amended Credit Agreement also provides us the option to increase the credit facility by $200.0 million subject to certain limitations, including approval by the syndicate of lenders, set forth in the Amended Credit Agreement. On May 11, 2020, as a precautionary measure to further enhance financial flexibility, we amended the revolving credit facility to increase the amount available under the facility by $82.5 million and drew down $50.0 million of this amount. If the pandemic continues to adversely impact our business for a significant period of time, we may need to further increase the credit facility and/or seek other sources of liquidity. There is no guarantee that we can increase the credit facility or that additional liquidity will be readily available or available at favorable terms.

Our suppliers could be adversely impacted by the pandemic. If our supplier’s employees are unable to work, whether because of illness, quarantine, limitations on travel or other government restrictions in connection with the pandemic, we could face shortages of food items or other supplies at our restaurants and our operations and sales could be adversely impacted by such interruptions.

The temporary closure of our dining rooms and subsequent re-opening at limited capacity has resulted in decreased staffing levels at our restaurants. We have taken compensation actions to support certain restaurant employees during the pandemic, but those actions may not be enough to compensate them until such time that our dining rooms can re-open at full capacity. Those restaurant employees might seek and find other employment during the interruption, which could have a material adverse effect on our ability to properly staff our restaurants with experienced team members once we resume our normal operations.

Our restaurant operations could be further disrupted if a significant number of restaurants have employees diagnosed with COVID-19 resulting in some or all of the restaurant’s employees being quarantined and our restaurant facilities having to be disinfected. If a significant percentage of our workforce is unable to work, whether because of illness or required quarantine, our operations may be negatively impacted which could have a material adverse effect on our business.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)   EXHIBITS

99.1	Press Release issued by the company on October 28, 2020.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

The information in this Current Report on Form 8-K at Item 2.02 and the Exhibit attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: October 28, 2020	By:	/s/ Tonya Robinson
Tonya Robinson
Chief Financial Officer

3